Exhibit 99.1
Press Release
For Immediate Release
Beazer Homes Reaches Settlements with Governmental Authorities
ATLANTA, July 1, 2009— Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) (“the Company”) announced that it has resolved several previously-disclosed governmental investigations. The Company has entered into a deferred prosecution agreement (“DPA”) with the U.S. Attorney’s Office for the Western District of North Carolina (“the U.S. Attorney”) and a settlement agreement with the U.S. Department of Housing and Urban Development (“HUD”) and the civil division of the Department of Justice. In addition, certain of the Company’s subsidiaries have entered into a settlement agreement with the North Carolina Real Estate Commission (“NCREC”).
Since issues involving the Company’s mortgage origination business and financial reporting irregularities came to light, the Company has fully cooperated with the investigations by governmental authorities. In addition, the Company’s Audit Committee conducted an independent investigation into these matters. In February 2008, the Company voluntarily exited the mortgage origination business and in May 2008, the Company completed the restatement of certain prior period financial statements and implemented changes in its internal controls over financial reporting.
“We deeply regret these matters and have used what we have learned to strengthen our control and compliance culture and reinforce our absolute commitment to act according to the highest standards of ethical conduct throughout our organization. We are pleased that the governmental authorities recognized our cooperation and remedial measures,” said Ian J. McCarthy, president and chief executive officer.
These settlements enable the Company to close an unfortunate chapter in its history and focus its efforts on executing the Company’s financial and operating business plan for the benefit of the Company’s shareholders, employees, and customers.
Deferred Prosecution Agreement with the U.S. Attorney
Under the DPA, the U.S. Attorney has agreed not to prosecute the Company in connection with the matters that were the subject of the Audit Committee investigation and are set forth in a Bill of Information filed with the United States District Court for the Western District of North Carolina, provided that the Company satisfies its obligations under the DPA over the next 60 months. The term of the DPA may be less than 60 months in the event certain conditions, as described more fully in the DPA, are met. The DPA recognizes the cooperation of the Company, its voluntary disclosure and its adoption of remedial measures.

Under the terms of the DPA, in fiscal year 2009, the Company will contribute $7.5 million to a restitution fund established to compensate those Beazer customers who can demonstrate that they were injured by certain of the practices identified in the Bill of Information. For fiscal year 2010 the Company will contribute to the restitution fund the greater of $1.0 million or an amount equal to 4% of the Company’s fiscal 2010 adjusted EBITDA as defined in the DPA. The Company’s liability in each of the fiscal years after 2010 will also be equal to 4% of the Company’s adjusted EBITDA through a portion of fiscal year 2014, unless extended as described below. Under the terms of the DPA, the Company’s total contributions to the restitution fund will not exceed $50.0 million.
Settlement Agreement with HUD
Under the terms of the settlement agreement with HUD and the civil division of the Department of Justice, the Company will make an immediate payment of $4.0 million to HUD to resolve civil and administrative investigations. In addition, on the first anniversary of the agreement, the Company will make a $1.0 million payment to HUD.
If the amounts paid into the restitution fund with the U.S. Attorney do not reach $48.0 million at the end of 60 months, the restitution fund term will be extended using the adjusted EBITDA formula until the earlier of an additional 24 months or the time the Company’s contribution reaches $48.0 million.
The amounts paid to the U.S. Attorney for contribution into the restitution fund and payments to HUD do not include the $2.5 million contributed to resolve the investigation by the North Carolina Office of the Commissioner of Banks (“OCOB”) which was previously announced by the Company in May 2009, although this amount will be counted as part of the Company’s maximum obligation to the restitution fund.
As previously disclosed, the Company recognized expense in the quarter ended March 31, 2009 of $10.5 million for the amounts yet to be paid in fiscal years 2009 and 2010. The Company will recognize additional expense in the quarter ended June 30, 2009 of $3.0 million. In recognition of the financial challenges currently facing the Company, Mr. McCarthy and Michael Furlow, executive vice president and chief operating officer, have voluntarily contributed to the Company an amount equal to the after-tax proceeds of their fiscal 2008 bonuses to defray part of its initial payment to the restitution fund.
The Company’s payment obligations under the DPA and the settlement agreement with HUD are interrelated. The total amount of such obligations will be dependent on several factors; however, the maximum liability under both agreements and the previously announced agreement with the OCOB will not exceed $55.0 million.
Agreement with NCREC
With respect to the NCREC, Beazer/Squires Realty, Inc. (“Beazer/Squires”) and Beazer Homes Corp. each has agreed to the entry of a consent order regarding violations of certain North Carolina statutes. Under the respective consent orders, the NCREC agreed that a reprimand of Beazer Homes would not be issued as long as Beazer Homes completed certain remedial measures and that the broker license held by Beazer/Squires is revoked. The broker license held by Beazer/Squires has been on inactive status since October 2007. There is no monetary payment by the Company or its subsidiaries under either of the consent orders.
The consent orders conclude the investigation by the NCREC into these matters with respect to the Company.
Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with continuing operations in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New Mexico, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.”

Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the timing and final outcome of any litigation or government proceedings; (ii) additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates and inflation; (iv) continued or increased downturn in the homebuilding industry; (v) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled, (vi) our ability to maintain the listing of our common stock on the New York Stock Exchange, (vii) continued or increased disruption in the availability of mortgage financing; (viii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any further downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (ix) potential inability to comply with covenants in our debt agreements; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) shortages of or increased prices for labor, land or raw materials used in housing production; (xii) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on projects under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xiii) the performance of our joint ventures and our joint venture partners; (xiv) the impact of construction defect and home warranty claims including those related to possible installation of drywall imported from China and the cost of investigation and remediation and availability of insurance; (xv) delays in land development or home construction resulting from adverse weather conditions; (xvi) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xvii) effects of changes in accounting policies, standards, guidelines or principles; or (xviii) terrorist acts, acts of war and other factors over which the Company has little or no control.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.
CONTACTS
Investors:
Leslie H. Kratcoski
Beazer Homes USA, Inc.
770-829-3764
lkratcos@beazer.com
Media:
Dawn Dover
Kekst & Company
212-521-4817
dawn-dover@kekst.com